UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2020

Arbutus Biopharma Corporation
(Exact name of registrant as specified in charter)

British Columbia, Canada	001-34949	98-0597776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Veterans Circle Warminster, Pennsylvania	18974
(Address of principal executive offices)	(Zip Code)

(267) 469-0914
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ABUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

On August 27, 2020, Arbutus Biopharma Corporation (the “Company”) announced that it had entered into a clinical collaboration agreement (the “Collaboration Agreement”) with Assembly Biosciences, Inc. (“Assembly”), pursuant to which the Company and Assembly will evaluate Assembly’s lead hepatitis B virus (“HBV”) core inhibitor candidate ABI-H0731 in combination with the Company’s proprietary GalNAc delivered RNAi therapeutic AB-729 and standard-of-care nucleos(t)ide reverse transcriptase inhibitor therapy (“Nrtl”) for the treatment of patients with chronic HBV infection. Under the terms of the Collaboration Agreement, the Company and Assembly will conduct a randomized, multi-center, open-label Phase 2 clinical trial to explore the safety, pharmacokinetics, and antiviral activity of the triple combination of ABI-H0731, AB-729 and an Nrtl, compared to the double combinations of each of ABI-H0731 and AB-729 with an NrtI. The clinical trial is projected to initiate in the first half of 2021 and enroll 60 virologically-suppressed patients with HBeAg negative or positive chronic HBV infection. Subjects will be dosed for 48 weeks, with a 24 week follow-up period. Under the terms of the collaboration, the Company and Assembly may also add additional cohorts in the future to evaluate other patient populations and/or combinations.

Forward-Looking Statements and Information

This current report on Form 8-K contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this current report on Form 8-K include statements about Assembly and the Company’s ability to initiate and complete clinical trials for AB-729, ABI-H0731 and an NrtI in the currently anticipated timeframes; expectations regarding the timing and number of patients enrolled in the Phase 2 clinical trial; the expected dosing of the Phase 2 clinical trial; and the possibility of including additional cohorts under the Collaboration Agreement.

With respect to the forward-looking statements contained in this current report on Form 8-K, the Company has made numerous assumptions regarding, among other things: the effectiveness and timeliness of clinical trials for AB-729, ABI-H0731 and an NrtI, and the usefulness of the data; the continued demand for the Company’s and Assembly’s assets; and the stability of economic and market conditions. While the Company considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies, including uncertainties and contingencies related to the ongoing COVID-19 pandemic.

Additionally, there are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated clinical trials for AB-729, ABI-H0731 and an NrtI may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of AB-729, ABI-H0731, and an NrtI; changes in Arbutus’ or Assembly’s strategy regarding its product candidates and clinical development activities; economic and market conditions may worsen; market shifts may require a change in strategic focus; and the ongoing COVID-19 pandemic could significantly disrupt our clinical development programs.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: August 27, 2020	By:	/s/ David C. Hastings
	Name:	David C. Hastings
	Title:	Chief Financial Officer